Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • September 2012



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GRANT PARK FUND

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: September 2012

Currencies: The euro surged against counterparts as Eurozone financial officials released plans for a new bond-buying program designed to aid the ailing economies of smaller European nations. Higher-yielding currencies, including the New Zealand dollar, moved higher as optimism surrounding the Eurozone caused a surge in risk appetite. The U.S. dollar fell sharply as investors liquidated positions in anticipation of the Federal Reserve's QE3 announcement.

Energy: Natural gas markets rallied sharply as U.S. Energy Information Administration reports showed a larger-than-expected decrease in domestic supplies. Early-month supply concerns stemming from increased hurricane activity in the Gulf of Mexico also added to gains in natural gas. Crude oil markets fell as ongoing weak industrial demand forecasts weighed on prices.

Equities: Global equity markets rallied in September, propelled by optimism stemming from stimulus initiatives both here in the U.S. as well as abroad. Better-than- expected industrial production data from Germany also served as a bullish driver in the equity markets.

Fixed Income: Fixed Income prices moved lower as equity market strength caused investors to liquidate safe-haven debt positions. German Bund markets also fell as investors shifted their focus towards the sovereign debt of smaller European nations as they believed quantitative easing in the Eurozone would aid their ailing debt markets.

Grains/Foods: Corn and soybean prices fell due to data showing recent droughts in the U.S. have had a weaker-than-expected impact on crop yields. Optimal weather conditions near month-end supported supply forecasts, putting further pressure on grains prices. Coffee prices rallied nearly 5% because of data showing depressed supplies in Brazil.

Metals: Base metals markets rose as investors believed new stimulus initiatives proposed by the U.S. Federal Reserve would bolster industrial demand. News the Chinese government had approved a large-scale infrastructure project added to the base metals rally. Gold markets rallied in excess of 5% due to heavy buying from investors attempting to hedge against inflation.

A Units (Closed to New Investment)

						2000	2001	2002	2003	2004	2005	2006	2007
						11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%				**-0.4%**

B Units (Closed to New Investment)

									2003	2004	2005	2006	2007
									7.7%	-8.4%	-4.3%	8.3%	11.8%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%				**-0.9%**

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.6%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.6%**
2010	-7.8%	0.8%	4.1%	1.7%	-3.5%	-0.1%	-1.5%	2.8%	3.2%	4.3%	-2.3%	4.6%	**5.7%**
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%	-3.7%	3.2%	-1.7%	-1.6%	-4.4%	-0.4%	0.1%	**-11.4%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%				**1.1%**

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.1%	-3.2%	3.6%	-4.2%	**-4.6%**
2010	-7.8%	0.7%	3.6%	1.5%	-2.2%	0.3%	-2.5%	2.7%	1.9%	3.7%	-2.2%	3.6%	**2.6%**
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%	-3.4%	3.1%	-1.3%	-1.4%	-4.0%	-0.4%	0.0%	**-11.4%**
2012	0.4%	0.9%	-2.0%	0.3%	6.3%	-4.6%	3.8%	-1.2%	-1.9%				**1.6%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%				**0.3%**

A, B and Legacy Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
20%	10%	28%	20%	11%	11%

Sector Positions at Month-End


10/11 S S L L S S
11/11 L S S L S S
12/11 L S L L S S
01/12 S L L L L L
02/12 S L L L L L
03/12 S L L L L S
04/12 S L L L S S
05/12 L S S L S S
06/12 S S L L L S
07/12 S L L L L S
08/12 S L L L L S
09/12 S L L L L L
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Currencies
Energy
Equity Indices
Fixed Income
Grains/Foods
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
20%	10%	29%	20%	10%	11%

Sector Positions at Month-End


10/11 L S L L S S
11/11 L S L L S S
12/11 L S L L S S
01/12 S L L L L L
02/12 S L L L L L
03/12 S L L L L S
04/12 S L L L S S
05/12 L S S L S S
06/12 L S L L S S
07/12 S L L L L S
08/12 S L L L L S
09/12 S L L L L L
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Currencies
Energy
Equity Indices
Fixed Income
Grains/Foods
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.92%	5.23%	7.41%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - September 2012	
Total Fund Assets (A,B, Legacy, Global)	$704M
12-Month Return	-5.5%
Average 12-Month Return	17.0%
36-Month Cumulative Return	-11.3%
60-Month Cumulative Return	3.7%
Compounded Annualized ROR	12.6%
3-Year Compounded Annualized ROR	-3.9%
5-Year Compounded Annualized ROR	0.7%
10-Year Compounded Annualized ROR	2.3%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 4/12)	-18.7%
Average 1-month Gain	6.5%
Average 1-month Loss	-4.2%
# of Winning Months	147
# of Losing Months	138

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2002 - September 2012		
↑↓	Moved in Opposite Directions	46%
↑↑	Positive Results for Both	33%
↓↓	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.